Berlin, April 26, 2006
Schering AG Conference Call
Interim Report Q1/2006
Dr. Jörg Spiekerkötter
Member of the Executive Board

Disclaimer
This presentation contains forward-looking statements based on certain assumptions and expectations.  Such information is subject to risks and uncertainties including, but not limited to, economic, competitive, financial, legal and technological factors, and actual results may therefore differ significantly from those presented.
The information provided does not constitute an offer or solicitation for the purchase or disposal of, trading or transaction in, any Schering securities.  Investors must not rely on this information for investment decisions.
Schering Aktiengesellschaft has filed a solicitation/recommendation statement with the U.S. Securities and Exchange Commission relating to the tender offer for the ordinary shares and American depositary shares of Schering Aktiengesellschaft by Dritte BV GmbH, a wholly owned subsidiary of Bayer Aktiengesellschaft.  Holders of ordinary shares and American depositary shares of Schering Aktiengesellschaft are advised to read such solicitation/recommendation statement because it contains important information.  Holders of ordinary shares and American depository shares of Schering Aktiengesellschaft may obtain such solicitation/recommendation statement and other filed documents, free of charge at the U.S. Securities and Exchange Commission’s website (http://www.sec.gov) and at Schering Aktiengesellschaft’s website (http://www.schering.de).

Schering Shareholders and Schering ADR holders are strongly advised to read the offer document and recommendation solicitation statement available free of charge at www.bayer.de, www.schering.de, www.sec.gov respectively
Bayer AG proposal for takeover

Financial Highlights Q1/2006

•	Sales:	1,406 EURm	+ 12%
•	Betaferon®:	232 EURm	+ 23%
•	Yasmin®:	180 EURm	+ 34%
•	Operating profit:	240 EURm	+ 4%
•	EPS:	0.92 EUR	+ 21%

Sales in EURm
Organic growth in %
Q1/2006 – Sales by Region

Sales in EURm
Organic growth in %
Q1/2006 – Sales by Business Area

Q1/2006 – Top-selling products

Q1/2006 – Consolidated Income Statements

Development of Operating Margin

Other operating income / expenses

In EURm	Q1/2006
Operating profit (reported)	240
Items related to divestments and takeover process
● Divestment of stake in ALK Scherax	+ 34
● Divestment of radiopharmaceutical business	– 55
● Costs related to takeover process	– 19
Operating profit (underlying)	280
Other operating income / expense

Oncology
Gynecology
& Andrology
Specialized
Therapeutics
Diagnostic
Imaging
Concentration on areas with high growth potential:
FOCUS – Unfold the value of specialty pharma
•
Termination of non-strategic
activities
–
Therapeutic businesses of
Jenapharm and Leiras
–
Medac
–
ALK-Scherax
–
CIS bio international
•
New business models
–
Dermatology (Intendis)
–
Jenapharm

CAGR – 7%
2006E
2005
2003
2003
4,500
5,000
5,500
6,000
CAGR – 15%
2006E
2005
2003
2003
600
800
1,000
1,100
700
900
Sales in EURm
Operating Profit in EURm
Development of sales and profit

Start FOCUS
*Excl. cash flow hedge gains
Operating margin in %
FOCUS – Increase of profitability until 2008

All sales growth figures based on local currencies
Guidance 2006 confirmed
•
Sales: Mid to high single-digit growth
•
Betaferon®: High single-digit growth
•
Yasmin®: Double-digit growth
•
Operating margin: Increase to 18% by 2006

•
Climara Pro®  Label extension (US)            Jan 2006 √
•
YAZ®         Approvable letter PMMD (US)           Jan 2006 √
•
YAZ®         Approval OC (US)                 Mar 2006 √
•
YAZ®                  Acne  filing (US)              Mar 2006 √
•
YAZ®                  OC + Acne filing (EU)           Mar 2006 √
•
YAZ®                  US Launch                      Apr 2006 √
•
Vasovist®           Launch Europe               Mar 2006 √
•
Yasminelle®       Launch Europe                                 Q2 2006
•
ZK-EPO              Start additional Phase II trials           Q2 2006
Product Newsflow

Berlin, April 26, 2006
Schering AG Conference Call
Interim Report Q1/2006
Q&A session